UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washigton, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

1001 3rd Avenue South, Minneapolis, Minnesota 55404
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.                                            ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Sleep Number Corporation (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee, elected Deborah Kilpatrick as a new director, effective as of May 9, 2018. The size of the Board was increased from 10 to 11 members in connection with Ms. Kilpatrick’s election. Ms. Kilpatrick was elected for a term expiring at the 2019 Annual Meeting of Shareholders and will initially serve on the Board’s Audit Committee.
The Board determined that Ms. Kilpatrick meets applicable director independence standards. There is no arrangement or understanding between Ms. Kilpatrick and any other persons pursuant to which she was selected as a director. There are no related party transactions between Ms. Kilpatrick and the Company.
Ms. Kilpatrick will receive the standard compensation for Sleep Number’s non-employee directors, as described under the caption “Director Compensation” in the Company’s definitive proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 6, 2018.
A press release issued by the Company on May 9, 2018 announcing Ms. Kilpatrick’s appointment to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
99.1        Press Release dated May 9, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: May 9, 2018	By: /s/ Mark A. Kimball
Title: Senior Vice President